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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K




                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



                        Date of Report: December 26, 2000



                      LIFE ENERGY & TECHNOLOGY HOLDINGS INC.
             (Exact name of registrant as specified by its charter)



          Delaware                 33-24483-NY            11-2914841
  (State or other jurisdic-      (Commission File       (IRS Employer
    tion of incorporation)            Number)       Identification Number)


                  2005 Beechgrove Place, Utica, New York 13501
                    (Address of principal executive offices)


                  Registrant's Telephone Number: (315) 724-8370



           Former Name or Former Address If Changed Since Last Report
                                HEALTH-PAK INC.









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Item 7. Other Events

         The Company wishes to make the following announcements:

          (a) The Company's name has been changed to "Life Energy & Technology Holdings Inc."

          (b)  The Company's ticker symbol has been changed to "LETH"

          (c) The Company is involved in negotiations in Algeria to supply technologies it manufactures for the generation of electricity, desalinization and purification of water and enhanced oil recovery. In addition, technology will be supplied for the construction of petrochemical facilities for the extraction and refining of oil, and the manufacture of hydrocarbon based chemicals, similar to facilities built elsewhere under Dr. McCormack's supervision. Furthermore the company expects to expend USD$150 million from its USD$450 million lines of credit to facilitate its activities in oil and gas exploration and exploitation in Algeria. No agreement has been signed as of this date.











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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

  Dated: December 26, 2000
                                            LIFE ENERGY & TECHNOLOGY
                                            HOLDINGS, INC.




                                             BY:  /s/Christopher A. McCormack
                                                --------------------------------
                                                    Christopher A. McCormack,
                                                    Chief Executive Officer